UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2011

TECHNEST HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27023	88-0357272
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

10411 Motor City Drive, Suite 650, Bethesda, MD	20817
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 767-2810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in Item 2.01 is incorporated herein by reference.

Amendment to Unit Purchase Agreement

On March 4, 2011, Technest Holdings, Inc. (“Technest”) entered into Amendment No. 1 to Unit Purchase Agreement (the “Purchase Agreement Amendment”), which amended the Unit Purchase Agreement (the “Purchase Agreement”), dated as of January 11, 2011, by and among Technest, AccelPath LLC, a Massachusetts limited liability company (“AccelPath”), and all of the members of AccelPath (collectively, the “Sellers”) previously filed as Exhibit 2.1 to Technest’s Current Report on Form 8-K filed on January 14, 2011.  As previously reported, under the Purchase Agreement, Technest agreed to acquire all of the outstanding membership interests of AccelPath from the Sellers, in consideration for 86,151,240 shares of Technest’s common stock in the aggregate (the “Transaction”).  At the time that the Purchase Agreement was executed, it was the intent of Technest, AccelPath and the Sellers that the Sellers would receive 86,151,240 shares of Technest’s common stock (the “Transaction Consideration”), and that such Transaction Consideration would represent 72.5% of Technest’s issued and outstanding common stock immediately following the closing of the Transaction.

Prior to the closing of the Transaction, AccelPath repurchased and terminated 315,000 membership interests from one of the Sellers at such Seller’s request (the “AccelPath Repurchase”), thereby reducing the number of AccelPath’s outstanding membership interests.  The parties entered into the Purchase Agreement Amendment to adjust the ratio at which AccelPath’s membership interests would be exchanged for shares of Technest’s common stock at the closing of the Transaction to ensure that, consistent with the parties’ intent, the Transaction Consideration remained unchanged following the consummation of the AccelPath Repurchase and associated reduction in the number outstanding membership interests of AccelPath.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement Amendment, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to Technest’s Current Report on Form 8-K filed on January 14, 2011, each of which are incorporated herein by reference.

Private Equity Financing

On March 7, 2011, Technest entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) with Southridge Partners II, LP (“Southridge”), a limited partnership organized and existing under the laws of the State of Delaware.  Pursuant to the Equity Purchase Agreement, Southridge shall commit to purchase up to five million dollars ($5,000,000) of Technest’s common stock over the course of twenty-four (24) months commencing on the effective date of Technest’s initial Registration Statement (as defined below) pursuant to the Registration Rights Agreement (as defined below)(collectively, the “Private Equity Financing”).  The purchase price of the common stock to be sold pursuant to the Equity Purchase Agreement will be ninety-five percent (95%) of the average of the lowest three (3) day closing bid prices (the “Bid Price”), consecutive or inconsecutive, during the five (5) trading day period (the “Valuation Period”)

commencing the date a put notice (the “Put Notice”) requesting that Southridge purchase shares of common stock under the Equity Purchase Agreement is delivered (the “Put Date”).

In the event that the Bid Price on any trading day during the Valuation Period is more than 20% below the average of the five most recent closing bid prices prior to the Put Date (the “Floor Price”), then the parties’ obligation to purchase and sell shares of common stock pursuant to the Put Notice shall be decreased by 1/5th of the total number of shares covered by such Put Notice.  In the event that the bid price decreases below the Floor Price for any two (2) days during the Valuation Period (not necessarily consecutive), then the parties shall have no obligation to purchase or sell shares under the Put Notice.

In connection with the Private Equity Financing, on March 7, 2011, Technest and Southridge entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which Technest is obligated to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission to cover the Registrable Securities (as defined in the Equity Purchase Agreement) no later than sixty (60) days after the filing of an amended current report on Form 8-K containing all information required by Item 9.01 thereof with respect to the Transaction (as defined below).  The number of Registrable Securities required to be included in the initial Registration Statement shall be no less than the maximum number allowed to be registered pursuant to Rule 415.

In addition, Technest issued 450,000 shares of its common stock to Southridge upon the execution and delivery of the Equity Purchase Agreement (the “Signing Shares”) in consideration for the transactions contemplated thereby.

The foregoing summary of the Private Equity Financing does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K, each of which are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Employment Agreement; Employment Settlement Agreement and Release

In accordance with the terms of the Employment Settlement Agreement and Release (the “Employment Settlement Agreement”) dated January 11, 2011, with Gino M. Pereira, the former President and Chief Executive Officer of Technest, Mr. Pereira’s Employment Agreement dated January 14, 2008 was terminated on March 4, 2011.  Under the Employment Settlement Agreement, Mr. Pereira was entitled to receive his current salary and benefits through January 31, 2011 and will be issued 1,000,000 shares of Technest’s Common Stock within 7 business days following the closing of the Transaction (as defined below).  In consideration for such payments, Mr. Pereira resigned as President and Chief Executive Officer and a director of Technest and released Technest from any and all claims which he may have had against Technest.

The foregoing summary of the Employment Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Settlement Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.  The Pereira Employment Agreement is filed as Exhibit 10.1 to Technest’s Current Report on Form 8-K filed on January 18, 2008 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Acquisition of AccelPath LLC

On March 4, 2011, Technest closed its previously announced acquisition of all of the outstanding membership interests of AccelPath pursuant to the terms of the Purchase Agreement, as amended by the Purchase Agreement Amendment described in Item 1.01, above.  In accordance with the terms of the Purchase Agreement (as amended by the Purchase Agreement Amendment), Technest acquired all of the outstanding membership interests of AccelPath from the Sellers, in consideration for 86,151,240 shares of Technest’s common stock in the aggregate, which represented approximately 72.5% of Technest’s issued and outstanding common stock immediately following the closing, not including the Signing Shares, the 1,000,000 shares of common stock to be issued to Mr. Pereira pursuant to the Employment Settlement Agreement or the shares issued in the Bridge Financing (as defined below).  Assuming the issuance of the First Tranche Shares (as defined below) and the conversion of the First Tranche Shares into shares of Technest’s common stock, the shares issued to the Sellers in connection with the closing of Transaction represented approximately 70.5% of Technest’s issued and outstanding voting securities immediately following the closing of the Transaction.  AccelPath shall continue to operate as a wholly owned subsidiary of Technest.

In accordance with the Purchase Agreement (as amended by the Purchase Agreement Amendment), a total of 86,151,240 shares of Technest’s common stock were issued in the Transaction, including 25,995,344 shares to Shekhar Wadekar, a Manager of AccelPath, 10,498,120 shares to Harold Lance Evans, a Manager of AccelPath at the time that the Purchase Agreement and Purchase Agreement Amendments were approved, and 9,998,210 shares to entities deemed to be beneficially owned by Dhananjay Wadekar.  Immediately following the Transaction and not including the Signing Shares, the 1,000,000 shares of common stock to be issued to Mr. Pereira pursuant to the Employment Settlement Agreement or the shares issued in the Bridge Financing, Shekhar Wadekar was deemed to beneficially own 21.9% of the shares of Technest’s common stock, Harold Lance Evans was deemed to beneficially own 8.8% of Technest’s common stock, and Dhananjay Wadekar was deemed to beneficially own 8.4% of Technest’s common stock.  Following the closing of the Transaction, Shekhar Wadekar will serve as a director of Technest and will be its President and Chief Executive Officer.  Assuming the issuance of the First Tranche Shares and the conversion of the First Tranche Shares into shares of Technest’s common stock, Shekhar Wadekar was deemed to beneficially own 21.3% of the shares of Technest’s common stock, Harold Lance Evans was deemed to beneficially own 8.6% of Technest’s common stock, and Dhananjay Wadekar was deemed to beneficially own 8.2% of Technest’s common stock immediately following the closing of the Transaction.

Prior to the Transaction, Stephen Hicks, one of Technest’s directors, was deemed to beneficially own shares of Technest’s common stock beneficially owned by Southridge Partners LP, Aberdeen Avenue LLC, Southridge Capital Management LLC, Southshore Capital Fund Ltd. and Garth LLC.  Including the shares of Technest common stock beneficially owned by these entities, along with shares directly owned by Mr. Hicks and shares owned by Trillium Partners, LP (for which Mr. Hicks is the President of the general partner), Mr. Hicks was deemed to beneficially own 65.1% of the shares of Technest common stock, or a total of 21,258,562 shares of Technest’s common stock as of February 15, 2011.  Mr. Hicks disclaims beneficial ownership of such shares other than those issued to Mr. Hicks as a director of Technest.  Immediately following the closing of the Transaction and not including the Signing Shares, the 1,000,000 shares of common stock to be issued to Mr. Pereira pursuant to the Employment Settlement Agreement or the shares issued in the Bridge Financing, Mr. Hicks was deemed to beneficially own 17.9% of the shares of Technest’s common stock (including the shares owned by Southridge Partners LP, Aberdeen Avenue LLC, Southridge Capital Management LLC, Southshore Capital Fund Ltd., Garth LLC, and Trillium Partners LP).  Assuming the issuance of the First Tranche Shares and the conversion of the First Tranche Shares into shares of Technest’s common stock, Mr. Hicks was deemed to beneficially own 17.4% of the shares of Technest’s common stock (including the shares owned by Southridge Partners LP, Aberdeen Avenue LLC, Southridge Capital Management LLC, Southshore Capital Fund Ltd., Garth LLC, and Trillium Partners LP) immediately following the closing of the Transaction.  Immediately prior to the closing of the Transaction, Mr. Hicks and his affiliates were the holders of a majority of Technest’s outstanding common stock.

Each of the parties to the Purchase Agreement (as amended by the Purchase Agreement Amendment) has made customary representations, warranties and covenants.  Pursuant to the terms of the Purchase Agreement (as amended by the Purchase Agreement Amendment), the parties entered into certain other agreements at the closing of the Transaction, including a Lock-Up Agreement that prohibits the Sellers and certain of Technest’s existing stockholders from transferring shares of common stock held by them for a period of up to ten (10) months following the closing of the Transaction.

The issuance of Technest’s common stock in the Transaction will not be registered under the Securities Act of 1933, and will be made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

The foregoing summary of the Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to Technest’s Current Report on Form 8-K filed on January 14, 2011, and the form of Lock-Up Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K, each of which is incorporated herein by reference.

The Purchase Agreement filed as Exhibit 2.1 to Technest’s Current Report on Form 8-K filed on January 14, 2011 was filed therewith solely to provide investors and stockholders with information regarding its terms.  The Purchase Agreement was not and is not intended to provide any other factual information about Technest.  The Purchase Agreement contains representations and warranties that the parties to the Purchase Agreement made to and solely for the benefit of each other, and the assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Purchase Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Purchase Agreement and are materially modified by the underlying disclosure schedules.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may not be fully reflected in the Technest’s public disclosures.

Contingent Value Rights

As previously reported on Technest’s Current Report on Form 8-K filed on January 14, 2011, Technest entered into a Contingent Value Rights Agreement dated January 13, 2011 (the “CVR Agreement”) with Mellon Investor Services LLC (“Mellon”), pursuant to which each of Technest’s common stockholders of record as of January 25, 2011 (the “Record Date”) would receive one contingent value right (a “CVR”) for each share of Technest common stock held by such stockholders on the Record Date.  On February 1, 2011, Mellon resigned in its capacity as the Exchange Agent under the CVR Agreement and Technest appointed Continental Stock Transfer & Trust Company (“Continental”) to serve as the successor Exchange Agent under the CVR Agreement in accordance with Section 3.4 thereof.  Continental accepted such appointment and shall be vested with, and bound by, all the rights, powers, trusts and duties of Mellon as the Exchange Agent under the CVR Agreement.

On February 4, 2011, in accordance with the terms of the CVR Agreement, Technest distributed the previously announced contingent value rights (each, a “CVR”) to Technest’s common stockholders of record as of the Record Date.  In accordance with the terms of the CVR Agreement, each of Technest’s common stockholders of record as of the Record Date received one CVR for each share of Technest common stock held by such stockholders on the Record Date.

Each CVR entitles the holder thereof to its pro rata portion of a payment to be received by Technest pursuant to a Settlement Agreement and Mutual Release with EOIR Holdings LLC and EOIR Technologies, Inc. (the “Settlement Agreement”), less certain expenses that will be deducted from such payment.  Such payments shall be paid to holders of CVRs pursuant to the CVR Agreement.  Pursuant to the Settlement Agreement, EOIR Holdings LLC agreed to, among other things, pay Technest $5,000,000 within sixty (60) days of EOIR Technologies, Inc. being awarded a contract under the Warrior Enabling Broad Sensor Services Indefinite Delivery Indefinite Quantity contract or any contract generally recognized to be a successor contract to U.S. Army contract no. WI5P7T-08-D-P417 (the “STES Contract”).  The $5,000,000 is also payable to Technest in the event that EOIR Technologies, Inc. is awarded task orders under its current STES Contract totaling $495,000,000.  If the $5,000,000 payment is received under the Settlement Agreement, the holders of the CVRs will receive their pro rata portion of the net proceeds from such payment as certain expenses will be deducted from that payment prior to the distribution to the CVR holders.  Following deduction of such expenses, Technest estimates that the cash payment will be approximately $0.09 per CVR.

The foregoing summary of the CVR Agreement does not purport to be complete and is qualified in its entirety by the full text of the CVR Agreement, a copy of which is filed as Exhibit 10.2 to Technest’s Current Report on Form 8-K filed on January 14, 2011 and is incorporated herein by reference.  The foregoing summary of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed as Exhibit 10.1 to Technest’s Current Report on Form 8-K filed on October 29, 2009 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 and Item 2.01 is incorporated herein by reference.

Issuance of Series E 5% Convertible Preferred Stock in the Bridge Financing

On March 4, 2011, Technest issued 150 shares (the “First Tranche Shares”) of its Series E 5% Convertible Preferred Stock, with a stated value of $1,000 per share (the “Series E Preferred”), to Southridge pursuant to the Securities Purchase Agreement (the “Bridge Financing Agreement”) dated January 11, 2011, by and between Technest and Southridge.  Pursuant to the terms of the Bridge Financing Agreement, Technest will issue, and Southridge will purchase, 150 additional shares of Series E Preferred in one or more additional closings, which closing(s) will occur on or before the ninety (90) day anniversary of the issuance of the First Tranche Shares.  Upon the consummation of the final closing, Technest will have issued to Southridge an aggregate of 300 shares of Series E Preferred, for a purchase price of $300,000 in the aggregate (the “Bridge Financing”).

As set forth in the Series E 5% Convertible Preferred Stock Certificate of Designation filed with the Secretary of State of Nevada on February 28, 2011 (the “Certificate of Designation”), the Series E Preferred is convertible into shares of Technest’s common stock at any time at the option of the holder thereof.  The number of shares of Technest’s common stock into which one share of Series E Preferred is convertible is determined by dividing $1,000 (the stated value) by $0.0444169850 per share.  Accordingly, the 300 shares of Series E Preferred issuable to Southridge will be convertible into 6,754,173 shares of Technest common stock.  The holders of Series E Preferred are entitled to receive cumulative dividends on the Series E Preferred at the rate per share (as a percentage of the stated value per share) equal to five percent (5%) per annum payable in cash.

The issuance and sale of the securities in the Bridge Financing will not be registered under the Securities Act of 1933, and will be made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

The foregoing summary of the Bridge Financing does not purport to be complete and is qualified in its entirety by reference to the full text of the Bridge Financing Agreement, a copy of which is filed as Exhibit 10.1 to Technest’s Current Report on Form 8-K filed on January 14, 2011 and the Certificate of Designation, a copy of which is filed as Exhibit 4.1 to Technest’s Current Report on Form 8-K on January 14, 2011, each of which are incorporated herein by reference.

Issuance of Technest’s Common Stock to Gino Pereira

Pursuant to the Employment Settlement Agreement with Gino M. Pereira, Technest will issue 1,000,000 shares of Technest’s Common Stock within 7 business days following the closing of the Transaction.  The information provided in Item 1.02 above is incorporated herein by reference.

The issuance and sale of the securities to Mr. Pereira will not be registered under the Securities Act of 1933, and will be made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

Issuance of the Signing Shares to Southridge in the Private Equity Financing

As described more fully in Item 1.01 above, Technest issued the Signing Shares to Southridge upon the execution and delivery of the Equity Purchase Agreement.  The information provided in Item 1.01 above is incorporated herein by reference.

The issuance and sale of the Signing Shares was not be registered under the Securities Act of 1933, and was be made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

Item 5.01 Changes in Control of Registrant.

In connection with the Transaction and pursuant to the Purchase Agreement (as amended by the Purchase Agreement Amendment) the Sellers acquired 86,151,240 shares of Technest’s common stock, which represented 72.5% of Technest’s issued and outstanding common stock immediately following the consummation of the Transaction, not including the Signing Shares, the 1,000,000 shares of common stock to be issued to Mr. Pereira pursuant to the Employment Settlement Agreement or the shares issued in the Bridge Financing.  Assuming the issuance of the First Tranche Shares and the conversion of the First Tranche Shares into shares of Technest’s common stock, the shares issued to the Sellers in connection with the closing of Transaction represented approximately 70.5% of Technest’s issued and outstanding voting securities immediately following the closing of the Transaction.  AccelPath shall continue to operate as a wholly owned subsidiary of Technest.

Additional disclosure required by this Item 5.01 is set forth in Item 2.01 above, Item 5.01 below, in Technest’s Current Report on Form 8-K filed on January 14, 2011 and in Technest’s Statement Regarding Change in Majority of Directors on Schedule 14F-1 filed on February 17, 2011, each of which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Gino M. Pereira as President and Chief Executive Officer

Pursuant to the Employment Settlement Agreement, Mr. Pereira has resigned as President and Chief Executive Officer of Technest, effective immediately prior to the closing of the Transaction.  There was no known disagreement with Mr. Pereira on any matter relating to Technest’s operations, policies or practices.  The information provided in Item 1.02 is incorporated herein by reference.

Appointment of Shekhar G. Wadekar as Chief Executive Officer

On March 4, 2011, Shekhar G. Wadekar was appointed President and Chief Executive Officer of Technest.

Resignation of Nitin V. Kotak as Chief Financial Officer

As previously reported on Technest’s Current Report on Form 8-K filed on February 17, 2011, Mr. Kotak resigned from his position as Chief Financial Officer of Technest effective as of

February 21, 2011 to pursue other business opportunities.  There was no known disagreement with Mr. Kotak on any matter relating to Technest’s operations, policies or practices.

Appointment of Bruce C. Warwick as Principal Financial Officer

On March 4, 2011, Bruce C. Warwick was appointed principal financial officer of Technest.  Mr. Warwick will provide services to Technest on a part-time basis.

Bruce C. Warwick, CPA, age 54, has served as Controller of Mayflower Communications Company, Inc., a provider of advanced radio navigation, digital anti-jam, and wireless communication technologies since December 2007 and as Treasurer since March 2008.  Mr. Warwick previously served as Controller for MicroFinancial Incorporated, a publicly traded leasing company from October 2005 to September 2007.  He also served as an officer of both Able Laboratories, Inc. and RxBazaar, Inc. from May 2000 to August 2005.  Able was a publicly traded manufacturer of generic drugs and RxBazaar was a publicly held distributor of pharmaceutical and medical products. From 1988 until 2000, Mr. Warwick was employed at Wolf & Company, P.C., a large regional public accounting and business consulting firm, most recently as a principal.  Mr. Warwick is a graduate of Bentley College with a Bachelor of Science in Accounting and a Master of Science in Taxation.  He is licensed as a Certified Public Accountant in Massachusetts and is a member of the American Institute of Certified Public Accountants and the Massachusetts Society of Certified Public Accountants.

Resignation of Gino M. Pereira, Robert A. Curtis, Laurence J. Ditkoff, David R. Gust and Stephen M. Hicks from the Board of Directors

In connection with the Transaction, each of Gino M. Pereira, Robert A. Curtis, Laurence J. Ditkoff, David R. Gust and Stephen M. Hicks have resigned from Technest’s board of directors (the “Board”), effective immediately prior to the closing of the Transaction.  Currently, the full Board is serving the functions of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee and in connection with their resignations from the Board, each of Mr. Pereira, Mr. Curtis, Mr. Ditkoff, Mr. Gust and Mr. Hicks have resigned from such committees.  Prior to his resignation, Mr. Gust served as chairman of the Compensation Committee.  There was no known disagreement with Mr. Pereira, Mr. Curtis, Mr. Ditkoff, Mr. Gust or Mr. Hicks on any matter relating to Technest’s operations, policies or practices.

Election of Board Members

On March 4, 2011, the remaining member of the Board appointed each of Suren G. Dutia, F. Howard Schneider and Shekhar G. Wadekar to the Board to fill the vacancies on the Board.  It has not yet been determined whether Mr. Dutia, Mr. Schneider or Mr. Wadekar will serve on any committees of the Board.  Of the new directors, Mr. Dutia and Mr. Schneider are independent directors as defined by NASDAQ Rule 5605(a)(2).

Shekhar G. Wadekar, Ph.D., M.B.A., age 52, founded and has served as a Manager of AccelPath since October, 2008.  Following the closing of the Transaction, AccelPath will operate as a wholly-owned Subsidiary of Technest.  From July 2005 to February 1, 2010, Mr. Wadekar served as Executive Vice President, Secretary and Treasurer of Phoenix India Acquisition Corp., a company formed to serve as a vehicle for the acquisition of an operating business through mergers, capital stock exchanges, asset acquisitions or other similar business combinations.  From December 2006, he served as the President, Secretary and Director of Yantrik Technology Inc., a company involved in the reselling of engineering services.  From November 2003 to April 2009, Mr. Wadekar served as President and Chief Executive Officer of Traxyz Medical, Inc., a development stage medical device company, subsequent to which he has served as Manager of Traxyz LLC, a company that holds the intellectual property of Traxyz Medical, Inc.  From February 2002 to September 2003, Mr. Wadekar served as President and Chief Operating Officer of MadMax Optics, a scientific software company.  From August 1994 until joining MadMax Optics, Mr. Wadekar served as research analyst on Wall Street following the semiconductor industry.  From April 1999 to February 2002, he served as Director in Equity Research at Royal Bank of Canada Capital Markets. Prior thereto, he was employed by Raymond James and Associates and Sanford C. Bernstein and Co., Inc.  From August 1989 to December 1993, Mr. Wadekar was employed at IBM working on optical communications and was also Technical Coordinator of the IBM/Siemens/Toshiba joint development program in semiconductor memory.  He holds a Ph.D. in electrical engineering from the University of Delaware, an M.B.A. from the Stern School of Business at New York University and a B.Tech. in metallurgical engineering from the Indian Institute of Technology, Bombay.  Mr. Wadekar’s extensive senior management experience in a broad range of industries makes him a highly qualified member of the Board.

Suren G. Dutia, age 68, served as Chief Executive Officer of TiE Global, a non-profit network of entrepreneurs and professionals with a focus on fostering entrepreneurship globally from March 2006, to May 2010.  From January 1989 to December 1999, Mr. Dutia was President and Chief Executive Officer of Xscribe Corporation, a publicly-traded manufacturer of computer-aided transcription products.  From April, 1981 to December, 1988, Mr. Dutia was a senior executive responsible for overseeing number of subsidiaries of Boston-based Dynatech Corporation. Mr. Dutia holds B.S. and M.S. degrees in Chemical Engineering and a B.A. in Political Science from Washington University in St. Louis, and holds an M.B.A. from the University of Dallas in Irving, Texas.  Mr. Dutia’s senior management experience in publicly traded and privately held companies and his experience as a passionate advocate of entrepreneurship makes him a highly qualified member of the Board.

F. Howard Schneider, Ph.D., age 72, is a part time pharmacology consultant.  From January 2004 to July 2006, Dr. Schneider served as Vice President, Special Projects of Able Laboratories, Inc., a publicly traded manufacturer of generic drugs, prior to which he served as a consultant to Able Laboratories, Inc. from August 2002 to January 2004.  He also served on the board of directors Able Laboratories from September 1989 to February 2004.  From November 1997 to July 2003, Dr. Schneider was Vice President of Development and a director of CereMedix, Inc., a company developing treatments for neurological diseases.  From June 1991 to November 1997, he was Senior Vice President of Technology of Able Laboratories, Inc.  Dr. Schneider also serves on the board of PKC Pharmaceuticals, a privately-held company that manufactures and sells biological research chemicals.  Dr. Schneider earned a M.S. degree in chemistry from Arizona State University and in 1966 a Ph.D. in pharmacology from Yale University School of Medicine.  Dr. Schneiders management experience and experience in the healthcare industry makes him a highly qualified member of the Board.

Pursuant to the Purchase Agreement, Shekhar Wadekar will receive 25,995,344 shares of Technest’s common stock and Suren Dutia will receive 4,999,105 shares of Technest’s common stock in their capacity as “Sellers” thereunder.  Dr. Schneider does not have a direct or indirect material interest in a transaction required to be disclosed under Item 404 of Regulation S-K.

The foregoing summary does not purport to be a complete description of the agreement in which Mr. Wadekar and Mr. Dutia have a material interest, and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to Technest’s Current Report on Form 8-K filed on January 14, 2011 and the Purchase Agreement Amendment, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Adoption of Technest Holdings, Inc. 2011 Equity Incentive Plan

On March 4, 2011, the Board approved the Technest Holdings, Inc. 2011 Equity Incentive Plan (the “2011 Plan”).  The purpose of the 2011 Plan is to secure and retain the services of employees, officers, directors and consultants of Technest and its affiliates and to provide a means by which such eligible individuals may be given an opportunity to benefit from increases in the value of Technest’s common stock through the granting of stock awards, thereby aligning the long-term compensation and interests of those individuals with Technest’s stockholders.

The 2011 Plan provides for the granting of incentive stock options, nonstatutory stock options, restricted stock awards, stock appreciation rights, and other forms of equity compensation.  The 2011 Plan also provides for the granting of performance stock awards so that the Board (or a committee to which authority has been delegated) may use performance criteria in establishing specific targets to be attained as a condition to the grant or vesting of one or more awards under the 2011 Plan.

The 2011 Plan provides for the grant of stock awards to employees, directors and consultants of Technest and its affiliates covering an aggregate of 50,000,000 shares of the its common stock, subject to adjustments in the event of certain changes to Technest’s capitalization.  The number of shares of common stock available for issuance under the 2011 Plan shall automatically increase on January 1st of each year for a period of 9 years commencing on January 1, 2012 in an amount equal to the lesser of 5% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, or 3,000,000 shares.

The common stock subject to the 2011 Plan may be unissued shares or reacquired shares, including shares purchased on the open market.  If a stock award granted under the 2011 Plan expires or otherwise terminates for any reason without being exercised in full, or a stock award is forfeited to or repurchased by Technest, the shares of common stock expired, terminated, forfeited or repurchased again become available for subsequent issuance under the 2011 Plan.

The Board has broad discretion in making grants under the 2011 Plan and may make grants subject to such terms and conditions as determined by the Board or a duly appointed committee thereof.  Grants under the 2011 Plan will be subject to the terms and conditions set forth in the document making the award, including, without limitation any applicable purchase price and provisions pursuant to which the grant may be forfeited.

The Board or a duly appointed committee thereof may suspend or terminate the 2011 Plan at any time.  The 2011 Plan is scheduled to terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the 2011 Plan is adopted by the Board, or March 4, 2011, or (ii) the date the 2011 Plan is approved by the stockholders of Technest.  No rights may be granted under the 2011 Plan while the 2011 Plan is suspended or after it is terminated.  The Board or a duly appointed committee thereof may amend or modify the 2011 Plan at any time, subject to any required stockholder approval.

The foregoing summary of the 2011 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2011 Plan, the Form of Stock Option Grant Notice under the 2011 Plan, the Form of Option Agreement under the 2011 Plan and the Form of Notice of Exercise under the 2011 Plan, copies of which are filed as Exhibit 10.5, Exhibit 10.6, Exhibit 10.7 and Exhibit 10.8, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events

On March 10, 2011, Technest issued a press release announcing that it had closed the Transaction and the Bridge Financing pursuant to the Purchase Agreement and Bridge Financing Agreement, respectively.  Technest’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute forward-looking information and statements that are intended to be covered by the safe harbor for forward looking statements provided by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that are not historical facts. Words such as "expect(s)", "feel(s)", "believe(s)", "will", "may", "anticipate(s)" and similar expressions are intended to identify forward-looking statements.  These statements include, but are not limited to, statements about Technest’s expected benefits of the Transaction with AccelPath and the Sellers, the final amount of the payments under the CVR Agreement and all other statements regarding future performance.  All such information and statements are subject to certain risks and uncertainties, the effects of which are difficult to predict and generally beyond the control of Technest, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements contained in this Current Report on Form 8-K.  These risks and uncertainties include, but are not limited to; whether Technest will realize the improvements in the its operations that its expects from the Transaction; the amount of expenses that will be deducted from, and reduce the amount of, payments pursuant to the CVR Agreement; general economic conditions; and those risks identified and discussed by Technest in its filings with the U.S. Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward looking statements that speak only as of the date hereof.  Technest does not undertake any obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  Readers are also urged to carefully review and consider the various disclosures in Technest’s SEC periodic and interim reports, including but not limited to its Annual Report on Form 10-K for the fiscal year ended June 30, 2010, Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2010 and December 31, 2010, and Current Reports on Form 8-K filed from time to time by Technest.

Item 9.01.  Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this report on Form 8-K must be filed.

(b)           Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this report on Form 8-K must be filed.

(d)           Exhibits.

2.01	Amendment No. 1 to Unit Purchase Agreement, dated as of March 4, 2011, by and among Technest Holdings, Inc. and AccelPath LLC
10.1	Equity Purchase Agreement, dated as of March 7, 2011, by and between Technest Holdings, Inc. and Southridge Partners II, LP
10.2	Registration Rights Agreement, dated as of March 7, 2011, by and between Technest Holdings, Inc. and Southridge Partners II, LP
10.3	Employment Settlement Agreement and Release, dated as of January 11, 2011, by and between Technest Holdings, Inc. and Gino M. Pereira
10.4	Form of Lock-Up Agreement
10.5	Technest Holdings, Inc. 2011 Equity Incentive Plan
10.6	Form of Option Grant Notice under the Technest Holdings, Inc. 2011 Equity Incentive Plan
10.7	Form of Option Agreement under the Technest Holdings, Inc. 2011 Equity Incentive Plan
10.8	Form of Notice of Exercise under the Technest Holdings, Inc. 2011 Equity Incentive Plan
99.1	Press Release dated as of March 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technest Holdings, Inc.

By:	/s/ Shekhar G. Wadekar
Shekhar G. Wadekar
Chief Executive Officer

DATE: March 10, 2011

EXHIBIT INDEX

Exhibit No.	Description

2.01	Amendment No. 1 to Unit Purchase Agreement, dated as of March 4, 2011, by and among Technest Holdings, Inc. and AccelPath LLC
10.1	Equity Purchase Agreement, dated as of March 7, 2011, by and between Technest Holdings, Inc. and Southridge Partners II, LP
10.2	Registration Rights Agreement, dated as of March 7, 2011, by and between Technest Holdings, Inc. and Southridge Partners II, LP
10.3	Employment Settlement Agreement and Release, dated as of January 11, 2011, by and between Technest Holdings, Inc. and Gino M. Pereira
10.4	Form of Lock-Up Agreement
10.5	Technest Holdings, Inc. 2011 Equity Incentive Plan
10.6	Form of Option Grant Notice under the Technest Holdings, Inc. 2011 Equity Incentive Plan
10.7	Form of Option Agreement under the Technest Holdings, Inc. 2011 Equity Incentive Plan
10.8	Form of Notice of Exercise under the Technest Holdings, Inc. 2011 Equity Incentive Plan
99.1	Press Release dated as of March 10, 2011